Exhibit 10.1

EXECUTION VERSION

AGREEMENT

DATED 22 MAY 2012

EUR 750,000,000 REVOLVING CREDIT FACILITY

for

D.E MASTER BLENDERS 1753 B.V.

(to be renamed: D.E MASTER BLENDERS 1753 N.V.)

with

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

and

DEUTSCHE BANK AG, LONDON BRANCH

as Coordinators

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

DEUTSCHE BANK AG, LONDON BRANCH

ING BANK N.V.

J.P. MORGAN LIMITED

LLOYDS TSB BANK PLC

and

THE ROYAL BANK OF SCOTLAND N.V.

as Bookrunning Mandated Lead Arrangers

BANK OF TOKYO-MITSUBISHI UFJ (HOLLAND) N.V.

GOLDMAN SACHS BANK USA

and

NATIONAL AUSTRALIA BANK LIMITED

as Mandated Lead Arrangers

DANSKE BANK A/S

as Lead Arranger

and

DEUTSCHE BANK LUXEMBOURG S.A.

as Facility Agent

Allen & Overy LLP

THIS AGREEMENT is dated 22 May 2012 and is made

BETWEEN:

(1)	D.E MASTER BLENDERS 1753 B.V. (previously known as DE International Holdings B.V. and (to be renamed: D.E MASTER BLENDERS 1753 N.V.)), private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law having its official seat in Joure, The Netherlands and registered with the Dutch commercial register under number 54760968 (the Company);

(2)	DE US, INC. (the Original Guarantor);

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., DEUTSCHE BANK AG, LONDON BRANCH, ING BANK N.V., J.P. MORGAN LIMITED, LLOYDS TSB BANK PLC and THE ROYAL BANK OF SCOTLAND N.V. as bookrunning mandated lead arrangers (in this capacity the BMLAs);

(4)	BANK OF TOKYO-MITSUBISHI UFJ (HOLLAND) N.V., GOLDMAN SACHS BANK USA and NATIONAL AUSTRALIA BANK LIMITED as mandated lead arrangers (in this capacity the MLAs);

(5)	DANSKE BANK A/S as lead arranger (in this capacity the LA and, together with the BMLAs and the MLAs, the Arrangers);

(6)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. and DEUTSCHE BANK AG, LONDON BRANCH as coordinators (in this capacity the Coordinators);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(8)	DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (in this capacity the Facility Agent); and

(9)	THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland with registered number SC090312 and having its registered office at 36 St Andrew Square, Edinburgh EH2 2YB (RBS plc).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Acceptable Bank means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Majority Lenders from time to time.

Accession Agreement means a letter, substantially in the form of Schedule 9 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

Administrative Party means a Coordinator, an Arranger or the Facility Agent.

Affiliate means:

(a)	a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company; and

(b)	in the case of The Royal Bank of Scotland N.V., also includes The Royal Bank of Scotland plc and its Subsidiaries, and vice versa. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the U.K. government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the U.K. government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

Applicable Law means, in respect of any person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law but, if not having the force of law, being of a type (a) with which persons to which it applies customarily comply or (b) failing compliance with which persons to which it applies may be subject to liability or penalty) all applicable official directives, rules, guidelines, orders and policies of any governmental body having authority over that person, and all applicable orders and decrees of courts and arbitrators.

Availability Period means the period from and including the date of this Agreement to and including the date falling three months before the Final Maturity Date.

Break Costs means the amount (if any) which a Lender is entitled to receive under Subclause 24.3 (Break Costs).

Bridge Facility means a first USD 1,800,000,000 bridge facility made or to be made available prior to the Merger under a bridge facility agreement by and between, amongst others, the Original Guarantor and one or more third party lenders, or a second USD 1,800,000,000 bridge facility made or to be made available under a bridge facility agreement by and between, amongst others, DEMB International B.V. and one or more third party lenders, which second bridge facility shall finance the repayment of the first bridge facility and itself be repaid shortly after the Separation with cash on hand at the time of the Separation.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Luxembourg and Amsterdam and which is also a TARGET Day.

Code means the United States Internal Revenue Code of 1986.

Commitment means:

(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Commitments and the amount of any other Commitment it acquires; and

(b)	for any other Lender, the amount of any Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Compliance Certificate means a certificate substantially in the form of Schedule 7 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenant.

Confidential Information means all information relating to the Company, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 29 (Disclosure of Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) above or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in the form set out in Schedule 11 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent.

DCC means the Dutch Civil Code (Burgerlijk Wetboek).

Default means:

(a)	an Event of Default; or

(b)	an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Discharged RBS NV Rights and Obligations has the meaning given to that term in Subclause 27.14 (The Royal Bank of Scotland).

Disruption Event means:

(a)	a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Finance Documents, which is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing it, or any other Party from:

(i) performing its payment obligations under the Finance Documents; or

(ii) communicating with other Parties under the Finance Documents,

and which is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dutch Obligor means an Obligor incorporated under Dutch law.

ERISA means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rankings issues thereunder, each as amended from time to time.

ERISA Event means:

(a)	any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued under it with respect to an ERISA Plan (other than an event for which the 30 day notice period is waived under subsection 22, 23, 25, 27 or 28 of Section 4043 of PBGC Regulation);

(b)	failure an Obligor or any Related Person to meet the minimum funding standard of Section 412 or 430 of the Code of Section 302 of ERISA) with respect to any ERISA Plan, whether or not waived;

(c)	the filing pursuant to Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan;

(d)	the incurrence by an Obligor or any Related Person of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan;

(e)	the receipt by an Obligor or any Related Person from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or to appoint a trustee to administer any ERISA Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

(f)	the incurrence by an Obligor or any Related Person of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer Plan;

(g)	the receipt by an Obligor or any Related Person of any notice, or the receipt by any Multiemployer Plan from an Obligor or any Related Person of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, within the meaning of Title IV of ERISA;

(h)	the substantial cessation of operations within the meaning of Section 4062(e) of ERISA with the respect to an ERISA Plan; or

(i)	the making of any amendment to any ERISA Plan which could result in the imposition of Security or the posting of a bond or other security.

ERISA Plan means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which an Obligor or any Related Person is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an employer as defined in Section 3(5) of ERISA.

EURIBOR means for a Term of any Loan or overdue amount denominated in euro:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term and, if any such rate is below zero, EURIBOR shall be deemed to be zero.

euro and EUR means the single currency of the Participating Member States.

Event of Default means an event or circumstance specified as such in Clause 20 (Default).

Facility means the credit facility made available under this Agreement.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any law or regulation enacted in any jurisdiction relating to the sections of the Code specified under paragraph (a) above; or

(c)	any agreement relating to paragraphs (a) or (b) of this definition with the IRS, the United States government or any governmental or taxation authority in any other jurisdiction.

Fee Letter means any letter entered into by reference to this Agreement or the Mandate Letter between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the fifth anniversary of the date of this Agreement.

Finance Document means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	an Accession Agreement;

(d)	a Resignation Request; or

(e)	any other document designated as such by the Facility Agent and the Company in writing.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked-to-market value shall be taken into account);

(g)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(h)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(i)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs,

without double counting.

Financial Year means:

(a)	the period on and from 1 July 2012 to and including 31 December 2013; or

(b)	thereafter, each period of twelve months ending on 31 December.

Fitch means Fitch Ratings Limited or any successor to its ratings business.

Fraudulent Transfer Law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law.

Group means the Company and its Subsidiaries.

Guarantor means the Original Guarantor or an Additional Guarantor.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

IRS means the United States Internal Revenue Service.

Lender means:

(a)	an Original Lender; or

(b)	any person which becomes a Party in accordance with Subclause 27.2 (Assignments and transfers by Lenders).

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, subject to Subclause 28.6 (Disenfranchisement of Defaulting Lenders), a Lender or Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction).

Mandate Letter means the mandate letter dated 18 April 2012 between the Company and the Coordinators.

Mandatory Cost means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Calculation of the Mandatory Cost).

Margin means the rate per annum calculated in accordance with Subclause 8.3 (Margin adjustments ratings).

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations.

Material Adverse Effect means a material adverse effect on:

(a)	the business or financial condition of the Group as a whole;

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under any Finance Document or their obligations under Clause 18 (Financial Covenant);

(c)	the validity or enforceability of any Finance Document; or

(d)	any right or remedy of a Finance Party in respect of a Finance Document.

Material Subsidiary means, at any time, a Subsidiary of the Company if the turnover of that Subsidiary then equals or exceeds 5 per cent. of the consolidated turnover of the Group.

For this purpose:

(a)	subject to paragraph (b) below:

(i)	the contribution of a Subsidiary of the Company will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Company; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company;

(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Company were prepared:

(i)	the contribution of the Subsidiary will be determined from its latest financial statements; and

(ii)	the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

(c)	the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its consolidated financial statements;

(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary and the other member of the Group (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary;

(e)	a Subsidiary of the Company (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Company; and

(f)	except as specifically mentioned in paragraph (d) above, a member of the Group will remain a Material Subsidiary until the next audited consolidated financial statements of the Company show otherwise under paragraph (a) above.

If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive and binding on all Parties.

Maturity Date means the last day of the Term of a Loan.

Merger has the meaning given to that term in the definition of Separation in Subclause 1.1 (Definitions).

Moody’s means Moody’s Investors Service Limited or any successor to its ratings business.

Multiemployer Plan means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) an Obligor or any Related Person and each such plan for the five year period immediately following the latest date on which an Obligor or any Related Person contributed to or had an obligation to contribute to such a plan.

Obligor means the Company or a Guarantor.

Original Obligor means the Company or the Original Guarantor.

Original Financial Statements means an unaudited consolidated opening balance sheet of the Company as at 30 June 2012.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

Pension Plan means any plan, program or arrangement that provides pension or retirement benefits (whether or not registered under any applicable pension laws or Tax laws in any country) which is maintained or contributed to by an Obligor or any of its Subsidiaries in respect of any individuals employed by an Obligor or any of its Subsidiaries other than an ERISA Plan.

Potential Preferential Terms has the meaning given to that term in Subclause 19.14 (Maintenance of ranking).

Pro Rata Share means:

(a)	for the purpose of determining a Lender’s share in a utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)	if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled.

Rate Fixing Day means the second TARGET Day before the first day of a Term or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

RBS Effective Date has the meaning given to that term in Subclause 27.14 (The Royal Bank of Scotland).

RBS NV means The Royal Bank of Scotland N.V., a company incorporated under the laws of The Netherlands with registered number 33002587 and having its registered and head office at Gustav Mahlerlaan 350, 1082 ME Amsterdam, The Netherlands.

Reference Banks means Deutsche Bank Luxembourg S.A., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. and ING Bank N.V. and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Regulation has the meaning given to that term in Subclause 16.16 (Centre of main interests and establishments).

Related Fund in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Related Person means any trade or business, whether or not incorporated, which, together with an Obligor is treated as a single employer under Section 414 of the Code.

Relevant Financing Arrangement has the meaning given to that term in Subclause 19.14 (Maintenance of ranking).

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Subclause 16.20 (Times for making representations and warranties) or any other Finance Document.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Resignation Request means a letter in the form of Schedule 10 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Rollover Loan means, unless provided to the contrary in this Agreement, one or more Loans:

(a)	to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan; and

(c)	to be made for the purpose of refinancing a maturing Loan.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its ratings business.

Sara Lee Corporate Facility means the Five Year Competitive Advance and Revolving Credit Facility Agreement originally dated 4 December 2006 between, among others, Sara Lee Corporation as the Borrower and JPMorgan Chase Bank, National Association as Administrative Agent (as amended and restated on 27 June 2011).

Sara Lee Corporation means Sara Lee Corporation, an entity incorporated under the laws of the State of Maryland.

Sara Lee Debt Securities means the debt securities to be issued by Sara Lee Corporation in connection with the USPP.

Screen Rate means the percentage rate per annum determined by the Banking Federation of the European Union, for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Separation means (i) the distribution by Sara Lee Corporation of all of the stock of the Original Guarantor to its shareholders (the Spin-Off), and (ii) the subsequent merger of a wholly-owned subsidiary of the Company with and into the Original Guarantor, with the Original Guarantor surviving as a subsidiary of the Company and shareholders receiving stock of the Company in exchange for their shares of the Original Guarantor (the Merger), both substantially in accordance with the Form F-1 Registration Statement filed by the Company with the SEC on 13 April 2012 without any amendments that are or could reasonably be expected to be materially adverse to the interests of the Finance Parties.

Separation Date means the date on which the Separation is completed substantially in accordance with the Form F-1 Registration Statement filed by the Company with the SEC on 13 April 2012 without any amendments that are or could reasonably be expected to be materially adverse to the interests of the Finance Parties.

Spin-Off has the meaning given to that term in the definition of Separation.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

TARGET Day means a day on which the Trans European Automated Real time Gross Settlement Express transfer payment system is open for the settlement of payment in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Consolidated Assets means the sum of the assets of the Group as shown in:

(a)	the most recent consolidated financial statements delivered by the Company in accordance with Subclause 17.1 (Financial statements); or

(b)	before the date on which the Company first delivers consolidated financial statements under Subclause 17.1 (Financial statements), the Original Financial Statements.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

UK means the United Kingdom.

USD means the lawful currency of the United States of America.

U.S. Bankruptcy Law means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.

U.S. Debtor means an Obligor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.

U.S. Guarantor means any Guarantor that is a U.S. Debtor.

USPP means the private placement of debt securities with a maturity of between 7 and 10 years and a total amount of USD 650,000,000 initially by Sara Lee Corporation and to be exchanged for debt securities of the Original Guarantor in connection with the Spin-Off.

Utilisation Date means each date on which the Facility is utilised.

Withdrawal Liability means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal (as such terms are defined in Part I of Subtitle E of Title IV of ERISA) from that Multiemployer Plan.

1.2	Construction

(a)	Adjusted EBITDA, Adjusted Leverage, Borrowings, Cash, Cash Equivalent Investments, EBIT, EBITDA, Exceptional Items, Finance Lease, Financial Semester, Financial Year, GAAP, Group, IFRS, Non-Group Entity, Pension Items, Relevant Period, Semester Date, Total Net Debt and Trade Instruments have the meanings given to them in Clause 18 (Financial Covenant).

(b)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(iv)	a director, in relation to a Dutch Obligor, means a managing director (bestuurder) and board of directors means its managing board (bestuur);

(v)	disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vii)	customer due diligence requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(viii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(ix)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xi)	a Default being outstanding means that it has not been remedied or waived;

(xii)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xiii)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiv)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xv)	a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xvi)	a time of day is a reference to Luxembourg time.

(c)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

(e)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

1.3	Dutch terms

In this Agreement, where it relates to a Dutch Obligor, a reference to:

(a)	a necessary action to authorise where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)	a winding-up, administration or dissolution includes a bankruptcy (faillissement) or dissolution (ontbinding);

(c)	a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(d)	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(e)	a trustee in bankruptcy includes a curator;

(f)	an administrator includes a bewindvoerder; and

(g)	an attachment includes a beslag.

2.	FACILITY

2.1	Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a revolving credit facility in an aggregate amount equal to the Total Commitments.

2.2	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other person under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.	PURPOSE

3.1	Loans

Each Loan may only be used for the general corporate purposes of the Group (including any acquisitions but excluding the refinancing of the Bridge Facility or backstopping any financial markets issuing programme).

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

(a)	A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent.

(b)	The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the proposed Loan.

4.3	Maximum number

Unless the Facility Agent otherwise agrees, a Request may not be given if, as a result, there would be more than 15 Loans outstanding.

5.	UTILISATION—LOANS

5.1	Giving of Requests

(a)	The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)	Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day falling within the Availability Period;

(b)	the amount of the Loan requested is:

(i)	a minimum of EUR 10,000,000 and an integral multiple of EUR 1,000,000;

(ii)	the maximum undrawn amount available under the Facility on the proposed Utilisation Date; or

(iii)	such other amount as the Facility Agent may agree; and

(c)	the proposed Term complies with this Agreement.

Only one Loan may be requested in a Request.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if, as a result:

(i)	its share in the Loans would exceed its Commitment; or

(ii)	the Loans would exceed the Total Commitments.

(d)	If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

6.	REPAYMENT

(a)	Subject to paragraph (c) below, the Company must repay each Loan in full on its Maturity Date.

(b)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(c)	Without prejudice to the Company’s obligation under paragraph (a) above, if:

(i)	one or more Loans are to be made available to the Company:

(A)	on the same day that a maturing Loan is due to be repaid by the Company; and

(B)	in whole or in part for the purpose of refinancing the maturing Loan, and

(ii)	the proportion borne by each Lender’s share in the maturing Loan to the amount of the maturing Loan is the same as the proportion borne by that Lender’s share in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans will be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

I.	the Company will only be required to pay an amount in cash in the relevant currency equal to that excess; and

II.	each Lender’s share (if any) in the new Loans will be treated as having been made available and applied by the Company in or towards repayment of that Lender’s share (if any) in the maturing Loan and that Lender will not be required to make its share in the new Loans available in cash; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

I.	the Company will not be required to make any payment in cash; and

II.	each Lender will be required to make its share in the new Loans available in cash only to the extent that its share in the new Loans exceeds that Lender’s share in the maturing Loan and the remainder of that Lender’s share in the new Loans will be treated as having been made available and applied by the Company in or towards repayment of that Lender’s share in the maturing Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment – illegality

(a)	A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)	After notification under paragraph (a) above the Facility Agent must, if requested by the Lender in the notification under paragraph (a) above, notify the Company promptly that:

(i)	the Company must repay or prepay the share of that Lender in each Loan on the date specified in paragraph (c) below; and

(ii)	the Commitment of that Lender will be immediately cancelled,

provided that the Company may replace that Lender in accordance with paragraph (d) of Subclause 7.6 (Right of replacement, repayment and cancellation of a single Lender) on or before the date applicable under paragraph (c) below in relation to each Loan.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the current Term of that Loan; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

7.2	Mandatory prepayment – change of control

(a)	For the purposes of this Subclause:

a change of control occurs if, after the Separation Date, any person or group of persons acting in concert gains control of more than 50 per cent. of the shares (or voting rights attaching to shares) in the Company;

acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal);

control has the meaning given to that term in section 5:45 of the Dutch Financial Markets Supervision Act;

shares has the meaning given to it in section 5:33 of the Dutch Financial Markets Supervision Act; and

voting rights has the meaning given to it in section 5:33 of the Dutch Financial Markets Supervision Act.

(b)	The Company must promptly notify the Facility Agent if it becomes aware of any change of control, and the Facility Agent shall notify the Lenders of any notification it receives from the Company under this paragraph (b).

(c)	After a change of control, a Lender is not obliged to participate in a Loan other than a Rollover Loan.

(d)	After a change of control, the Lenders shall negotiate with the Company in good faith for a period of not more than 15 Business Days from the date of the notification by the Company to the Facility Agent under paragraph (b) above with a view to agreeing whether the Facility can continue to be made available.

(e)	If no agreement is reached by the Company and the Lenders under paragraph (d) above before the last day of the time period set out therein, if any Lender so requires, the Facility Agent must, by giving 20 Business Days’ notice to the Company:

(i)	cancel that Lender’s Commitments;

(ii)	declare that the Company must immediately repay or prepay the share of that Lender in each Loan made to it together with accrued interest and all other amounts accrued under the Finance Documents towards that Lender; and

(iii)	the Commitment of that Lender will be immediately cancelled.

(f)	If no agreement is reached by the Company and the Lenders under paragraph (d) above before the last day of the time period set out therein, if the Majority Lenders so require, the Facility Agent must, by notice to the Company:

(i)	cancel the Total Commitments; and

(ii)	declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms

7.3	Voluntary prepayment

(a)	The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b)	A prepayment of part of a Loan must be in a minimum amount of EUR 10,000,000 and an integral multiple of EUR 1,000,000.

7.4	Automatic cancellation

The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

7.5	Voluntary cancellation

(a)	The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of EUR 10,000,000 and an integral multiple of EUR 1,000,000.

(c)	Any cancellation in part will be applied against the Commitment of each Lender pro rata.

7.6	Right of replacement, repayment and cancellation of a single Lender

(a)	If the Company is, or will be, required to pay to a Lender:

(i)	a Tax Payment; or

(ii)	an Increased Cost,

the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)	After notification under paragraph (a) above:

(i)	the Company must repay or prepay that Lender’s share in each Loan on the date specified in paragraph (c) below; and

(ii)	the Commitment of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the Term for that Loan; or

(ii)	if earlier, the date specified by the Company in its notification.

(d)	Subject to paragraph (e) below, if the circumstances set out in paragraph (a) above or Subclause 7.1(a) (Mandatory prepayment – illegality) apply in relation to a Lender, the Company may replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) comply with Subclause 28.5 (Replacement of a Defaulting Lender) as if references in that Subclause to a Defaulting Lender were references to that Lender.

(e)	A Lender in respect of which the circumstances set out in paragraph (a) above or Subclause 7.1(a) (Mandatory prepayment – illegality) apply shall not be obliged to comply with paragraph (d) above if doing so would or could be unlawful in any applicable jurisdiction for that Lender.

7.7	Re-borrowing of Loans

Any voluntary prepayment of a Loan under Subclause 7.3 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Loan may not be re-borrowed.

7.8	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin;

(b)	EURIBOR; and

(c)	Mandatory Cost.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3	Margin adjustments ratings

(a)	In this Subclause:

Rating Agency means Fitch, Moody’s, S&P or any other internationally recognised rating agency approved by the Majority Lenders.

(b)	The initial Margin is 0.85 per cent. per annum.

(c)	If no long-term credit rating has been given to the Company by a Rating Agency on or before 31 December 2012, the Margin will be the highest applicable rate set out in the table below, being 1.05 per cent. per annum.

(d)	Subject to the other provisions of this Subclause, the Margin will be subsequently calculated by reference to the table below from the date on which the Company first receives a long-term credit rating from a Rating Agency:

Column 1 Long-term credit rating of the Company			Column 2 Margin (per cent. per annum)
Fitch	Moody’s	S&P
≥ A-	≥ A3	≥ A-	0.60
BBB+	Baa1	BBB+	0.75
BBB	Baa2	BBB	0.85
≤ BBB-	≤ Baa3	≤ BBB-	1.05

(e)	The Company must notify the Facility Agent within 5 Business Days of receipt of any notification to it by a Rating Agency of a change in the long-term credit rating of the Company. If the long-term credit ratings given to the Company by two or more Rating Agencies are such that a different Margin is applicable to each credit rating, the applicable Margin will be the average of the Margins applicable to the relevant ratings as set out in the table in paragraph (d) above opposite the relevant credit ratings.

(f)	Any change in the Margin will, subject to paragraphs (g) below, take effect on the next Business Day following the date of publication of the relevant changed long-term credit rating of the Company.

(g)	For so long as:

(i)	the Company is in default of its obligations under this Agreement to notify the Facility Agent of any change in its long-term credit rating under paragraph (e) above;

(ii)	(at any time after 31 December 2012) no long-term credit rating from a Rating Agency is available for the Company; or

(iii)	an Event of Default is outstanding,

the Margin will be the highest applicable rate set out in the table above, being 1.05 per cent. per annum.

8.4	Interest on overdue amounts

(a)	If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Term.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.5	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.	TERMS

9.1	Selection

(a)	Each Loan has one Term only.

(b)	The Company must select the Term for a Loan in the relevant Request.

(c)	Subject to the following provisions of this Clause, each Term for a Loan will be three or six months or any other period agreed by the Company and all the Lenders.

9.2	No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.3	Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

10.	MARKET DISRUPTION

10.1	Failure of a Reference Bank to supply a rate

If EURIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable EURIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2	Market disruption

(a)	In this Clause, each of the following events is a market disruption event:

(i)	EURIBOR is to be calculated by reference to the Reference Banks but none or only one of the Reference Banks supplies a rate by 12.00 noon on the Rate Fixing Day; or

(ii)	the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of EURIBOR for the relevant Term.

(b)	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin;

(ii)	rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)	Mandatory Cost.

10.3	Alternative basis of interest or funding

(a)	If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.	TAXES

11.1	General

In this Clause:

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Treaty Lender means a Lender which is entitled under the provisions of a Treaty to receive payments of interest from a person resident in the jurisdiction of the Obligor without, or with a lower, Tax Deduction.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the jurisdiction of the Obligor which makes provision for full or partial exemption from or right to a full or partial refund of tax imposed by the jurisdiction of the Borrower on interest.

VAT means any tax imposed in accordance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) or any other tax of a similar fiscal nature (including but not limited to goods and services tax), whether imposed in a member state of the European Union or elsewhere, in substitution for or levied in addition to such tax.

11.2	Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If an Obligor or a Finance Party is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	An Obligor is not required to make an increased payment to a Finance Party under paragraph (c) above for a Tax Deduction (A) in respect of tax imposed by the jurisdiction of the Obligor from a payment of interest on a Loan, if the Obligor making the payment is able to demonstrate that the payment could have been made to the Finance Party without the Tax Deduction had that Finance Party complied with its obligations under paragraph (h), or (i) in respect of a Finance Party that is a Treaty Lender, (B) in respect of tax imposed by the jurisdiction in which such Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Finance Party is treated as resident for tax purposes, or in which such Finance Party’s Facility Office is located, if such tax is imposed on or measured by such Finance Party’s overall net income (however denominated), or if such tax is a franchise tax imposed on such Finance Party (in lieu of net income taxes).

(e)	Paragraph (c) above will apply to a Tax Deduction that relates to a payment made to a Lender that is a Treaty Lender entitled to receive payments with a lower Tax Deduction under a Treaty. Paragraph (d) shall apply, mutatis mutandis to the amount of the Tax Deduction that is in excess of the lower Tax Deduction provided for by the Treaty.

(f)	If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)	In the event a payment under the Finance Documents is to be made to a Finance Party by a U.S. Debtor, such Finance Party shall promptly co-operate by using reasonable endeavours in completing any procedural formalities necessary for such U.S. Debtor to obtain authorisation to make that payment without a, or with a lower Tax Deduction including, to the extent reasonably practicable, making a filing for the appropriate application for relief.

(i)	A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate by using reasonable endeavours in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a, or with a lower Tax Deduction including, to the extent reasonably practicable, making a filing for the appropriate application for relief.

11.3	Tax indemnity

(a)	Except as provided below, the Company must indemnify (within three Business Days of demand) a Finance Party against any loss or liability or cost which that Finance Party determines (in its absolute discretion) will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply:

(i)	with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Subclause 11.2 (Tax gross-up); or

(B)	would have been compensated for by an increased payment under Subclause 11.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Subclause 11.2 (Tax gross-up) applied.

(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

(d)	A Finance Party must, on receiving a payment from an Obligor under this Subclause, notify the Facility Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines (in its absolute discretion) that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

11.5	Stamp taxes

The Company must pay and indemnify (within three Business Days of demand) each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

11.6	Value added taxes

(a)	All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the VAT, that Party must pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Relevant Party must also pay to the Supplier (if that Supplier is required to account for the VAT) or the Recipient (if the Recipient is required to account for the VAT) (in addition to and at the same time as paying that amount) an amount equal to the amount of VAT. The Recipient must promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) the Finance Party against all VAT incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)	Any reference in this Subclause to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a member state of the European Union).

(e)	If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party must promptly give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

12.	INCREASED COSTS

12.1	Increased Costs

(a)	In this Clause 12:

Basel III Costs means any Increased Cost which is attributable to or results from the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III including any of the changes designed to strengthen any capital standards or introduce minimum liquidity or other requirements referenced in Basel III.

Basel III means:

(i)	the following documents published by the Basel Committee on Banking Supervision relating to “Basel III” in December 2010:

(A)	“Basel III: A global regulatory framework for more resilient banks and banking systems”;

(B)	“Basel III: International framework for liquidity risk measurement, standards and monitoring”; and

(C)	“Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010

each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 (as amended, supplemented or restated), and, in each case, any follow-up agreement, guidance, standards or paper published by the Basel Committee on Banking Supervision relating to “Basel III”.

Dodd-Frank Act means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub.L. 111-203, signed into law July 21, 2010 (including all regulations, rules, requirements, requests, guidelines or directives in connection with this act).

(b)	Except as provided in Subclause 12.2 (Exceptions), the Company must within 10 Business Days of demand pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	any Basel III Costs or any cost arising under or in connection with the implementation of the Dodd-Frank Act.

12.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause;

(b)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

(c)	attributable to the implementation or application of or compliance with the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking and Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), excluding any Basel III Costs.

12.3	Claims
(a)	A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)	Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

13.	MITIGATION

13.1	Mitigation

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	Each Finance Party shall notify the Facility Agent promptly upon becoming aware that any of the circumstances set out in paragraph (a) above have arisen in relation to that Finance Party, and the Facility Agent shall notify the Company promptly of any such notification it receives from a Finance Party.

(d)	The Company must within 10 Business Days of demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(e)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.	PAYMENTS

14.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the principal financial centre of a Participating Member State or London, as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

14.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

14.3	Distribution

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of a Participating Member State or London, as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)	Each other amount payable under the Finance Documents is payable in euros.

14.5	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

14.6	Business Days

(a)	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7	Partial payments

(a)	If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

14.8	Disruption to payment systems

(a)	If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Company notifies the Facility Agent that a Disruption Event has occurred, the Facility Agent:

(i)	may, and must if requested by the Company, enter into discussions with the Company for a period of not more than 5 Business Days with a view to agreeing any changes to the operation or administration of the Facility (changes) as the Facility Agent may decide is necessary;

(ii)	is not obliged to enter into discussions with the Company in relation to any changes if, in its opinion, it is not practicable so to do and has no obligation to agree to any changes;

(iii)	may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable in the circumstances; and

(iv)	must notify the Finance Parties of any changes agreed under this Subclause.

(b)	Any agreement between the Facility Agent and the Company will be, (whether or not it is finally determined that a Disruption Event has occurred), binding on the Parties notwithstanding the provisions of Clause 26 (Amendments and Waivers).

(c)	The Facility Agent accepts the discretions given to it by this Subclause only on the basis that it will not be liable (either in contract or tort) for any damages, costs or losses of any kind which any Party may incur or sustain as a result of the Facility Agent taking or not taking any action under this Subclause.

(d)	If the Facility Agent makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Subclause, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of such payment made or of any loss or liability incurred by the Facility Agent under this Subclause (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document).

(e)	Paragraph (d) above applies notwithstanding:

(i)	any other term of any Finance Document (including any term in Clause 21 (The Administrative Parties); and

(ii)	irrespective of whether the payment was made as a result of actual or alleged negligence or gross negligence or wilful misconduct of the Facility Agent but so that the Facility Agent has no indemnity for claims against it which arise as a result of fraud by the Facility Agent.

14.9	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.	GUARANTEE AND INDEMNITY

15.1	Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by the Company of all its obligations under the Finance Documents;

(b)	undertakes with each Finance Party that, whenever the Company does not pay any amount when due under or in connection with any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

(c)	agrees with each Finance Party that if, for any reason, any amount claimed by a Finance Party under this Clause is not recoverable from that Guarantor on the basis of a guarantee then that Guarantor will be liable as a principal debtor and primary obligor to indemnify that Finance Party in respect of any loss it incurs as a result of the Company failing to pay any amount expressed to be payable by it under a Finance Document on the date when it ought to have been paid. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause had the amount claimed been recoverable on the basis of a guarantee.

15.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4	Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing (whether or not known to it or any Finance Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause. This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment of a Finance Document or any other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency or similar proceedings.

15.5	Immediate recourse

(a)	Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

(b)	This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

(a) (i)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.

15.7	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

(b)	the Facility Agent otherwise directs,

no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Subclause 15.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

15.8	Release of Guarantors’ right of contribution

If any Guarantor ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Guarantor:

(a)	that Guarantor will be released by each other Guarantor from any liability whatsoever to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor will waive any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document where the rights or security are granted by or in relation to the assets of the retiring Guarantor.

15.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

15.10	Limitations- U.S. Guarantors

(a)	Each U.S. Guarantor acknowledges that:

(i)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any Fraudulent Transfer Law; and

(iii)	each Finance Party has acted in good faith in connection with the guarantee given by the Guarantor and the transactions contemplated by the Finance Documents.

(b)	Each Finance Party agrees that each U.S. Guarantor’s liability under this Clause is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause is subject to avoidance and turnover under any Fraudulent Transfer Law.

(c)	Each U.S. Guarantor represents and warrants to each Finance Party that:

(i)	the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)	its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(d)	Each representation and warranty in this Subclause:

(i)	is made by each U.S. Guarantor on the date of this Agreement;

(ii)	is deemed to be repeated by:

(A)	each Additional Guarantor on the date that Additional Guarantor becomes a U.S. Guarantor; and

(B)	each U.S. Guarantor on the date of each Request and the first day of each Term; and

(iii)	is, when repeated, applied to the circumstances existing at the time of repetition.

15.11	Limitations – Dutch Obligors

Notwithstanding the other provisions of this Clause, no Guarantor which is a Dutch Obligor shall be liable under this guarantee to the extent that, if it were liable, its entry into this guarantee would violate sections 2:98c or 2.207c DCC.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Representations and warranties

The representations and warranties set out in this Clause are made by each Obligor or (if the relevant provision so states) the Company to each Finance Party.

16.2	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4	Legal validity

(a)	Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

16.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Material Subsidiaries’ constitutional documents; or

(c)	any document which is binding upon it or any of its Material Subsidiaries or any of its or its Material Subsidiaries’ assets,

in each case, to the extent that the conflict has or is reasonably likely to have a Material Adverse Effect.

16.6	No default

(a)	No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

16.7	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.8	Financial statements

Its audited financial statements most recently delivered to the Facility Agent (and, in the case of the Company at the date of this Agreement, the Original Financial Statements):

(a)	have been prepared in accordance with GAAP, consistently applied; and

(b)	fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

16.9	No material adverse change

In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Company since the date to which the Original Financial Statements were drawn up.

16.10	Litigation

No litigation, arbitration or administrative proceedings against any member of the Group has been started or, to its knowledge, threatened which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

16.11	Information Package

(a)	In this Subclause, Information Package means the written information package prepared on behalf of, and approved by, the Company in connection with this Agreement.

(b)	In the case of the Company only:

(i)	the factual information contained in the Information Package was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

(ii)	the financial projections contained in the Information Package have been prepared as at its date, on the basis of recent historical information and assumptions believed by the Company to be fair and reasonable;

(iii)	each expression of opinion, expectation, intention or policy contained in the Information Package was made after careful consideration and enquiry and is believed by the Company to be fair and reasonable as at the date at which it is stated to be given and can be properly supported;

(iv)	the Information Package did not omit as at its date any information which, if disclosed, would make the Information Package untrue or misleading in any material respect; and

(v)	as at the date of this Agreement, nothing has occurred since the date of the Information Package which, if disclosed, would make the Information Package untrue or misleading in any material respect.

16.12	Taxes on payments

As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction, provided that in the case of a U.S. Debtor, this representation shall only be made with respect to payments treated as interest for U.S. federal income tax purposes.

16.13	Stamp duties

As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

16.14	Immunity

(a)	The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

16.15	Jurisdiction/governing law

(a)	In this Subclause:

Relevant Jurisdiction means in relation to an Obligor:

(i)	its jurisdiction of incorporation; and

(ii)	any jurisdiction where it conducts its business.

(b)	Subject to any general principles or other matters of law limiting its obligations and referred to in any legal opinion issued in connection with this Agreement, its:

(i)	irrevocable submission under the Finance Documents to the jurisdiction of the courts of England;

(ii)	agreement that each Finance Document is governed by English law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(c)	subject to any general principles or other matters of law limiting its obligations and referred to in any legal opinion issued in connection with this Agreement, any judgment obtained in England will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

16.16	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

16.17	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

16.18	United States Laws

(a)	In this Subclause:

investment company has the meaning given to it in the United States Investment Company Act of 1940.

public utility has the meaning given to it in the United States Federal Power Act of 1920.

(b)	It is not:

(i)	a public utility or subject to regulation under the United States Federal Power Act of 1920;

(ii)	required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or

(iii)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

16.19	Pension Plans

(a)	ERISA

(i)	No Obligor has breached the fiduciary rules of ERISA or engaged in any non-exempt prohibited transaction in connection with which it would be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code that, in any case, could, singly or in the aggregate, have a Material Adverse Effect.

(ii)	No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date of the last completed actuarial evaluation, no ERISA Plan had any unfunded liability determined under ERISA and the Code and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices, except for any such unfunded liability that is being amortised in accordance with ERISA and the Code and except for any unfunded liability which could not have a Material Adverse

Effect. All contributions, including any special payments to amortise any such unfunded liability, required to have been made in accordance with ERISA, the Code and the terms of each ERISA Plan have been made. No event has occurred and no condition exists with respect to any ERISA Plan that has resulted or is reasonably likely to result in the distress or involuntary termination of such ERISA Plan.

(iii)	Full timely payment has been made of all amounts, if any, which any Obligor or Related Person is required under Applicable Law, the terms of each ERISA Plan or Multiemployer Plan, or any collective bargaining agreement to have paid as contributions to such ERISA Plan or Multiemployer Plan, other than any failures to timely or fully make such a payment that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)	Other Pension Plans

(i)	Each Pension Plan of each Obligor and its Subsidiaries is in substantial compliance with all applicable pension benefits and Tax laws, except for any non-compliance that, singly or in the aggregate, could not have a Material Adverse Effect.

(ii)	As of the date of the last completed actuarial evaluation, no Pension Plan of an Obligor or any of its Subsidiaries, which is a registered pension plan under applicable pension benefits or Tax laws, had any unfunded liability determined under all Applicable Laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in the relevant country where such Pension Plan is registered, except for any such unfunded liability that is being amortised, if required, in accordance with Applicable Laws.

(iii)	All contributions, including any special payments to amortise any unfunded liability, required to have been made under all Applicable Laws and the terms of each Pension Plan have been made.

(iv)	No event has occurred and no condition exists with respect to any Pension Plan that has resulted or is reasonably likely to result in any Pension Plan being ordered or required to be wound up in whole by any Applicable Laws relating to pension benefits or having its registration revoked or refused for the purposes of any Applicable Laws relating to pension benefits or Tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any Taxes or penalties under any applicable pension benefits or Tax laws except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(v)	No event has occurred and no condition exists that has resulted, or could reasonably be expected to result, in any Obligor or any of its Subsidiaries being required to pay, repay or refund any amount (other than contributions required to be made or benefits or expenses required to be paid in the ordinary course) to or on account of any Pension Plan or a current or former member thereof where such requirement to pay, repay or refund could have a Material Adverse Effect.

(vi)	No event has occurred and no condition exists that has resulted, or could reasonably be expected to result, in a payment being made out of a guarantee fund established under any Applicable Laws relating to pension benefits in respect of a Pension Plan.

16.20	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by:

(i)	each Additional Guarantor and the Company on the date on which that Additional Guarantor becomes an Obligor; and

(ii)	each Obligor on the date of each Request and the first day of each Term.

(c)	When the representation and warranty in Subclause 16.6(a) (No default) is repeated on a Request for a Rollover Loan, the reference to a Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

17.	INFORMATION COVENANTS

17.1	Financial statements

(a)	The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	its audited consolidated financial statements for each of its Financial Years;

(ii)	the audited financial statements of each Guarantor for each of its financial years; and

(iii)	its interim consolidated financial statements for each six month period ending on a Semester Date.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of the Company’s audited consolidated financial statements, within 120 days;

(ii)	in the case of each Guarantor’s audited financial statements, within 120 days; and

(iii)	in the case of the Company’s interim consolidated financial statements, within 90 days,

of the end of the relevant financial period.

17.2	Form of financial statements

(a)	The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)	The Company must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)	sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)	If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

17.3	Compliance Certificate

(a)	The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

(b)	A Compliance Certificate must be signed by two authorised signatories of the Company and, in the case of a Compliance Certificate supplied with its annual audited consolidated financial statements, its auditors.

17.4	Information—miscellaneous

The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)	copies of all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any member of the Group which are current, threatened or pending and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

(c)	promptly on request, a list of the then current Material Subsidiaries; and

(d)	promptly on request, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party through the Facility Agent may reasonably request and which may be supplied without breaching any law or regulation or duty of confidentiality (not entered into in contemplation of this paragraph (d)) binding on the relevant member of the Group.

17.5	Notification of Default

(a)	Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

17.6	Year end

(a)	Subject to paragraph (b) below, the Company must not change its financial year end.

(b)	The Company must change its financial year end so that its first financial year end after the date of this Agreement is 31 December 2013 and the second financial year end after the date of this Agreement is 31 December 2014.

17.7	Customer due diligence requirements

Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

18.	FINANCIAL COVENANT

18.1	Definitions

In this Clause:

Adjusted EBITDA means, in relation to a Relevant Period, EBITDA for that Relevant Period excluding results from discontinued operations.

Adjusted Leverage means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

Borrowings means, at any time, the aggregate outstanding principal, capital, carrying or nominal amount of any indebtedness of members of the Group for or in respect of:

(a)	moneys borrowed and net debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	any Finance Lease; and

(e)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition, without double counting.

Cash means, at any time, the aggregate amount of cash as defined in the consolidated financial statements of the Company in accordance with GAAP.

Cash Equivalent Investments means, at any time, the aggregate amount of cash equivalents as defined in the consolidated financial statements of the Company in accordance with GAAP.

EBIT means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)	before taking into account any Exceptional Items;

(d)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(e)	before taking into account any unrealised gains or losses on any commodity instrument, derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(f)	before taking into account any gain or loss arising from an upward or downward revaluation of non-current assets;

(g)	before taking into account any Pension Items;

(h)	excluding the charge to profit represented by the expensing of performance stock units, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

EBITDA means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, depreciation of members of the Group

Exceptional Items means any exceptional, one off, non-recurring or extraordinary items which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets; and

(c)	curtailments and past service costs related to post retirement benefits

Finance Lease means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease.

Financial Semester means the period commencing on the day after a Semester Date and ending on the next Semester Date.

Financial Year means:

(a)	the period on and from 1 July 2012 to and including 31 December 2013; or

(b)	thereafter, each period of twelve months ending on 31 December.

GAAP means:

(a)	in relation to the Company, generally accepted accounting principles in the jurisdiction of incorporation of the Company, including IFRS; and

(b)	in relation to any other Obligor, generally accepted accounting principles in its jurisdiction of incorporation, including IFRS.

Group means the Company and its Subsidiaries.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Non-Group Entity means any investment or entity (which is not itself a member of the Group) in which any member of the Group has a (non-controlling) ownership interest.

Pension Items means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

Relevant Period means:

(a)	the period from 1 July 2012 to 31 December 2012;

(b)	each period of twelve months (or, in the case of a period ending on a date that is less than twelve months after 30 June 2012, the period from 1 July 2012 up to and including that date) ending on or about the last day of the Financial Year; and

(c)	each period of twelve months (or, in the case of a period ending on a date that is less than twelve months after 30 June 2012, the period from 1 July 2012 up to and including that date) ending on or about the last day of each Financial Semester.

Semester Date means each of 30 June and 31 December.

Total Net Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Group;

(b)	including, in the case of Finance Leases only, their capitalised value; and

(c)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

Trade Instruments means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

18.2	Interpretation

(a)	Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)	Any amount in a currency other than euros is to be taken into account at its euro equivalent calculated on the basis of:

(i)	the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with euros at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(ii)	if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this Clause.

18.3	Leverage

The Company must ensure that Total Net Debt does not, at the end of each Relevant Period and for the first time on 31 December 2012, exceed 3.5 times Adjusted EBITDA.

18.4	Financial testing

(a)	The financial covenant set out in Subclause 18.3 (Leverage) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements delivered pursuant to paragraphs (a)(i) and (a)(iii) of Subclause 17.1 (Financial statements) and each Compliance Certificate delivered pursuant to Subclause 17.3 (Compliance Certificate).

(b)	For each Relevant Period ending on a date which is less than 12 months after 30 June 2012, Adjusted EBITDA, EBIT and EBITDA shall be calculated by reference to the amount of Adjusted EBITDA, EBIT and EBITDA as disclosed in the financial statements and/or the Compliance Certificates for the Financial Semesters ending after 30 June 2012, annualised on a straight line basis.

19.	GENERAL COVENANTS

19.1	General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any other member of the Group, each Obligor must ensure that its relevant Subsidiaries perform that covenant.

19.2	Authorisations

Each Obligor must promptly:

(a)	obtain, maintain and comply with the terms; and

(b)	upon request by the Facility Agent, supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.4	Intentionally left blank

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19.5	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.6	Negative pledge

(a)	Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)	No member of the Group may:

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any Security Interest listed in Schedule 6 (Existing Security and Financial Indebtedness) and any renewal or replacement of any such Security Interest, except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

(ii)	any lien arising by operation of law and in the ordinary course of trading (including pursuant to a supplier’s standard or usual terms);

(iii)	any Security Interest arising under any retention of title, conditional sale arrangements or arrangements having similar in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(iv)	any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of 12 months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(v)	any Security Interest arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution pursuant to its general terms and conditions;

(vi)	any Security Interest created by a member of the Group in favour of and for the exclusive benefit of an Obligor, provided that the benefit of that Security Interest is not assigned or transferred by the Obligor in favour of which such Security Interest is created to any person;

(vii)	any Security Interest provided in substitution for any Security Interest which is permitted under paragraph (i) above, over the same assets;

(viii)	any cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group and any Security Interest created over credit balances in the Group’s bank accounts or other cash equivalents in the ordinary course of the Group’s banking arrangements for the purposes of such cash pooling, netting or set-off arrangement and any Security Interest created over rights of recourse and subrogation of any member of the Group in connection with such member’s joint and several liability in the ordinary course of the Group’s banking arrangements; and

(ix)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business,

in each case, for non-speculative purposes only; and

(x)	any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not at any time exceed an amount equal to 15 per cent. of the Total Consolidated Assets.

19.7	Disposals

(a)	Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	of an asset from any member of the Group to another member of the Group;

(iv)	for market value of surplus, obsolete, redundant or worn-out assets not required for the efficient operations of the business of the Group;

(v)	of cash or cash equivalents for purposes not otherwise prohibited under this Agreement and on arm’s length terms;

(vi)	on arm’s length terms of assets acquired in accordance with the terms of, and after the date of, this Agreement, if such assets are not necessary or desirable for the principal business areas to which the assets acquired as part of the relevant acquisition (taken as a whole) relate;

(vii)	of assets as a result of the enforcement by a third party of any Security Interest permitted under Subclause 19.6 (Negative pledge);

(viii)	consisting of the Separation and any restructuring steps related thereto and consistent with the Form F-1 Registration Statement filed by the Company with the SEC on 13 April 2012 (without any amendments that are or could reasonably be expected to be materially adverse to the interests of the Finance Parties);

(ix)	of assets provided that the proceeds of such disposal are re-invested by the relevant member of the Group in the acquisition of other assets comparable or superior as to type, value and quality within 12 months of receipt;

(x)	of assets provided that the Company promptly procures that the proceeds of such disposal are applied in prepayment (to the extent there are any Loans outstanding at that time) and cancellation of the Facility and the Total Commitments are reduced by an amount equal to the proceeds of the disposal; or

(xi)	where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration for any other disposal not allowed under the preceding sub-paragraphs) does not in any Financial Year of the Company exceed an amount equal to 15 per cent. of the Total Consolidated Assets.

19.8	Financial Indebtedness

(a)	Except as provided below, no member of the Group (other than an Obligor) may incur or permit to be outstanding any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness owed by a member of the Group to another member of the Group;

(iii)	any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of six months from the date of acquisition;

(iv)	any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business,

in each case, for non-speculative purposes only;

(v)	any liability arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the DCC (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the DCC) provided that such 403 declaration is issued by the Company or any other member of the Group in respect of members of the Group only;

(vi)	any trade credit for the supply of goods or services to any member of the Group incurred by any member of the Group in the ordinary course of trading;

(vii)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, other than such instrument issued in respect of Financial Indebtedness;

(viii)	any Financial Indebtedness in connection with any cash pooling, netting, set-off or zero-balancing arrangement (including, for the avoidance of doubt, any account balancing or interest compensation arrangement) entered into by any member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances between members of the Group only;

(ix)	any Financial Indebtedness of any member of the Group under any facilities or agreements existing as of the date of this Agreement which are listed in Schedule 6 (Existing Security and Financial Indebtedness) under the heading “Existing Financial Indebtedness” and any extensions, renewals, refinancings or replacements of any such Financial Indebtedness, provided that the principal amount of such facilities does not exceed the amount stated in Schedule 6 (Existing Security and Financial Indebtedness) under the heading “Existing Financial Indebtedness”;

(x)	any Financial Indebtedness arising under the Bridge Facilities provided that such Financial Indebtedness is incurred not more than 5 days before the Spin-Off and are repaid in full not more than 5 days after the Spin-Off; or

(xi)	Financial Indebtedness which in aggregate does not at any time exceed an amount equal to 15 per cent. of the Total Consolidated Assets.

19.9	Change of business

The Company must ensure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

19.10	Mergers

No member of the Group may enter into any amalgamation, demerger, merger or reconstruction other than under:

(a)	an intra-Group re-organisation on a solvent basis provided that, in the case of a re-organisation of a member of the Group that is an Obligor, that Obligor is the surviving or successor entity; or

(b)	any other transaction agreed by the Majority Lenders.

19.11	Environmental matters

(a)	In this Subclause:

Environmental Approval means any authorisation required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group;

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and

Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment; or

(ii)	any emission or substance capable of causing harm to any living organism or the environment.

(b)	Each member of the Group must:

(i)	comply with all Environmental Law; and

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Approvals,

where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

19.12	United States Laws

(a)	No Obligor may:

(i)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)	use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(b)	No Obligor may use any part of any Loan to acquire any security in a transaction that is subject to the reporting requirements of section 13 or 14 of the United States Securities Exchange Act of 1934.

19.13	Insurance

Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure, where failure to do so has or would be reasonably likely to have a Material Adverse Effect.

19.14 Maintenance of ranking

(a)	For the purpose of this Subclause:

Relevant Financing Arrangement means the USPP and any other agreement or arrangement relating to Financial Indebtedness in an amount (in any one agreement or a series of agreements forming part of the same financing arrangement) greater than EUR 75,000,000 or its equivalent in any currency entered into between a member of the Group and a person which is not a member of the Group, provided that the Bridge Facilities shall be excluded from the definition of “Relevant Financing Arrangement” so long as such Bridge Facilities are funded not more than 10 days prior to the Spin-Off (as defined in the definition of “Separation”) and are repaid in full not more than 10 days after the Spin-Off .

(b)	The Company agrees that promptly upon entry into, amendment or restatement of any Relevant Financing Arrangement by any member of the Group that contains Potential Preferential Terms, it shall supply to the Facility Agent certified copies of the relevant extracts of that Relevant Financing Arrangement (or that Relevant Financing Arrangement as amended or restated) (or a related document) setting out:

(i)	sufficient details to determine that such document is a Relevant Financing Arrangement; and

(ii)	the terms of any guarantee, preference, prepayment obligation, covenant, representation, warranty, event of default (howsoever described) or any other term (in each case under that Relevant Financing Arrangement (or a related document)) that would or could be more beneficial to the creditor under that Relevant Financing Arrangement (or that Relevant Financing Arrangement as amended or restated) than the provisions of this Agreement (Potential Preferential Terms).

(c)	If the Facility Agent (acting on the instructions of the Majority Lenders, acting reasonably) determines that a Potential Preferential Term is more beneficial to the provider of the relevant Relevant Financing Arrangement than the provisions of this Agreement (a Preferential Term) then:

(i)	this Agreement will automatically be deemed to have been amended to incorporate that Preferential Term with effect on and from the date of the entry into, amendment or restatement of the relevant Relevant Financing Arrangement; and

(ii)	the Company shall (at its own expense), promptly upon notification by the Facility Agent that a Potential Preferential Term is a Preferential Term, enter into such documentation (including without limitation an amendment agreement to this Agreement) and take such other action as the Facility Agent may reasonably request in order that the Finance Parties benefit from that Preferential Term in relation to this Agreement

(d)	The Company must ensure that the obligations of the Obligors under the Finance Documents are at all times supported by Security Interests, guarantees and indemnities from members of the Group at least equivalent to and as favourable to the Finance Parties as (and from (without limitation) the same members of the Group as) any Security Interests, guarantees and indemnities provided by members of the Group in respect of any obligations under any Relevant Financing Arrangement (including, if required, by procuring that one or more Subsidiaries become an Additional Guarantor in accordance with Subclause 27.9 (Additional Guarantors)).

20.	DEFAULT

20.1	Events of Default

(a)	Each of the events or circumstances set out in this Clause (other than Subclause 20.14 (Acceleration)) is an Event of Default.

(b)	In this Clause:

Material Group Member means an Obligor or a Material Subsidiary; and

Permitted Transaction means:

(i)	an intra-Group re-organisation of a member of the Group on a solvent basis provided that, in the case of a re-organisation of a member of the Group that is an Obligor, that Obligor is the surviving or successor entity;

(ii)	a liquidation of any member of the Group which is not an Obligor on a solvent basis provided that any payments or assets distributed as a result of such liquidation on are distributed to other members of the Group; or

(iii)	any other transaction agreed by the Majority Lenders.

20.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)	is caused by technical or administrative error and is remedied within three Business Days of the due date; or

(b)	is caused by a Disruption Event and is remedied within three Business Days of the due date.

20.3	Breach of other obligations

(a)	An Obligor does not comply with Subclause 19.5 (Pari passu ranking), Subclause 19.7 (Disposals), Subclause 19.8 (Financial Indebtedness), Subclause 19.9 (Change of business), Subclause 19.10 (Mergers), Subclause 19.14 (Maintenance of ranking) or any term of Clause 18 (Financial Covenant).

(b)	An Obligor does not comply with any term of the Finance Documents (other than any term referred to in Subclause 20.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Facility Agent giving notice of the failure to comply to the Company and any Obligor becoming aware of the non-compliance.

20.4	Misrepresentation

A representation or warranty made or deemed to be repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(a)	are capable of remedy; and

(b)	are remedied within 30 days of the earlier of the Facility Agent giving notice of the misrepresentation or breach of warranty to the Company and any Obligor becoming aware of the misrepresentation or breach of warranty.

20.5	Cross-default

Any of the following occurs in respect of a member of the Group:

(a)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)	any of its Financial Indebtedness:

(i)	becomes prematurely due and payable;

(ii)	is placed on demand; or

(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than EUR 40,000,000 or its equivalent.

20.6	Insolvency

Any of the following occurs in respect of a Material Group Member:

(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits its inability to pay its debts as they fall due;

(c)	it suspends making payments on any of its debts or announces an intention to do so by reason of actual or anticipated financial difficulties;

(d)	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness; or

(e)	any of its indebtedness is subject to a moratorium.

20.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of a Material Group Member:

(i)	any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors;

(ii)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(iii)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(iv)	any Security Interest is enforced over any of its assets;

(v)	an order for its winding-up, administration or dissolution is made;

(vi)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(vii)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(viii)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) above does not apply to:

(i)	any step or procedure which is part of a Permitted Transaction; or

(ii)	a petition for winding-up presented by a creditor which is frivolous or vexatious and being contested in good faith and is discharged, stayed or struck out within 30 days.

20.8	Creditors’ process

(a)	Subject to paragraph (b) below, any attachment, sequestration, distress, execution or analogous event in respect of any indebtedness, other obligation or claim having an aggregate value of at least EUR 15,000,000, affects any asset(s) of a member of the Group having an aggregate value of at least EUR 15,000,000, and is not discharged within 30 days.

(b)	A Dutch executory attachment (executoriaal beslag) in connection with any claim with a value of at least EUR 15,000,000 affects any asset(s) of a member of the Group having an aggregate value of at least EUR 15,000,000.

20.9	United States Bankruptcy Laws

Any of the following occurs in respect of a U.S. Debtor:

(a)	it makes a general assignment for the benefit of creditors;

(b)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(c)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 20 days or is not dismissed or stayed within 60 days after commencement of the case; or

(d)	an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

20.10	Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on business except:

(a)	as part of a Permitted Transaction; or

(b)	as a result of any disposal allowed under this Agreement.

20.11	Effectiveness of Finance Documents

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(c)	An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.12	Ownership of the Guarantors

A Guarantor is not or ceases to be a Subsidiary of the Company.

20.13	Material adverse change

Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

20.14	Acceleration

If an Event of Default described in Subclause 20.9 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable, without the requirement of notice or any other formality. If an Event of Default (other than an Event of Default described in Subclause 20.9 (United States Bankruptcy Laws)) is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(a)	cancel all or any part of the Total Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:

(i)	immediately due and payable; and/or

(ii)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(c)	by notice to the Company, require the Company to give a guarantee or Security Interest in favour of the Finance Parties and/or the Facility Agent and the Company must comply with that request.

Any notice given under this Subclause will take effect in accordance with its terms.

21.	THE ADMINISTRATIVE PARTIES

21.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2	Roles of the Coordinators and Arrangers

Except as specifically provided in the Finance Documents, no Coordinator or Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

21.3	No fiduciary duties

(a)	Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)	no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

21.4	Individual position of an Administrative Party

(a)	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:

(i)	carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

21.5	Reliance

The Facility Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)	act under the Finance Documents through its personnel and agents.

21.6	Majority Lenders’ instructions

(a)	The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

21.7	Responsibility

(a)	No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)	No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

21.8	Exclusion of liability

(a)	No Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.
(b)	No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.
(c)	The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.
(d) (i)	Nothing in this Agreement will oblige any Administrative Party to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)	Each Finance Party confirms to each Administrative Party that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

21.9	Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent, a Coordinator or an Arranger) under this Agreement,

it must promptly notify the other Finance Parties.

21.10	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Facility Agent has no duty:

(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)	In acting as the Facility Agent, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)	Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

21.11	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)	If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

(i)	deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

(ii)	apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

21.12	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)	The person(s) appointing a successor Facility Agent must consult with the Company prior to the appointment.

(e)	The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.

On giving the notification the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)	The retiring Facility Agent must, at its own cost:

(i)	make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)	enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

(g)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

21.14	Relationship with Lenders

(a)	The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)	The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

21.15	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.	EVIDENCE AND CALCULATIONS

22.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

23.	FEES

23.1	Facility Agent’s fee

The Company must pay to the Facility Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Company.

23.2	Coordination Fee

The Company must pay to the Coordinators for their own account coordination fees in the amount and manner agreed in the Fee Letter between the Coordinators and the Company.

23.3	Arrangement fees

The Company must pay to the Arrangers for their own account arrangement fees in the amount and manner agreed in the Fee Letter between the Arrangers and the Company.

23.4	Commitment fee

(a)	The Company must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 35 per cent. of the then applicable Margin per annum on the undrawn, uncancelled amount of each Lender’s Commitment.

(b)	Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

23.5	Utilisation fee

(a)	The Company must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of:

(i)	for each day on which the aggregate amount of the Loans equals or exceeds EUR 1 but is equal to or less than one third of the Total Commitments at that time, 0.125 per cent. per annum;

(ii)	for each day on which the aggregate amount of the Loans exceeds one third of the Total Commitments at that time but is equal to or less than two thirds of the Total Commitments at that time, 0.25 per cent. per annum; and

(iii)	for each day on which the aggregate amount of the Loans exceeds two thirds of the Total Commitments at that time, 0.50 per cent. per annum.

(b)	Utilisation fee is payable on the amount of each Lender’s share in the Loans.

(c)	Accrued utilisation fee is payable quarterly in arrear. Accrued utilisation fee is also payable to the Facility Agent for a Lender on the date that its Commitment is cancelled and its share in the Loans prepaid or repaid in full.

24.	INDEMNITIES AND BREAK COSTS

24.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

24.2	Other indemnities

(a)	The Company must within 10 Business Days of demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)	(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b)	The Company must within 10 Business Days of demand indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

24.3 Break Costs

(a)	The Company must within 10 Business Days of demand pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)	Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)	the interest (excluding Margin and Mandatory Costs) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)	Each Lender must supply to the Facility Agent for the Company details of the amount and basis of calculation (in reasonable detail) of any Break Costs claimed by it under this Subclause. The Company agrees that if requested to do so by a Finance Party that is required to supply information under this paragraph (c), it will enter into a Confidentiality Undertaking before that Finance Party is required to provide it with any information that is of a confidential or proprietary nature.

25.	EXPENSES

25.1	Initial costs

The Company must within 10 Business Days of demand pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.

25.2	Subsequent costs

The Company must within 10 Business Days of demand pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) entered into after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document.

25.3	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

(a)	Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c)	Each Guarantor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.

(d)	In respect of any amendment or waiver to this Agreement which is intended to take effect on or after 1 January 2013, the Obligors acknowledge that certain of the provisions of this Agreement may need to be amended to take account of FATCA before any such amendment or waiver can take effect. The Company and the Facility Agent (acting on the instructions of all the Lenders) shall enter into negotiations in good faith with a view to agreeing such amendments as are (in the reasonable opinion of all the Lenders) appropriate or desirable to take account of FATCA at that time.

26.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Subclause 1.1 (Definitions);

(ii)	Subclause 2.2 (Nature of a Finance Party’s rights and obligations);

(iii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iv)	a reduction in the Margin or a reduction in the amount of any payment or change in currency of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(v)	an increase in, or an extension of, a Commitment or the Total Commitments;

(vi)	a release of an Obligor other than in accordance with the terms of this Agreement;

(vii)	a term of a Finance Document which expressly requires the consent of each Lender;

(viii)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(ix)	Subclause 19.14 (Maintenance of ranking); or

(x)	this Clause,

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)	A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

26.3	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the European interbank market and otherwise to reflect the change in currency.

26.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

27.	CHANGES TO THE PARTIES

27.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2	Assignments and transfers by Lenders

Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(a)	assign any of its rights; or

(b)	transfer by way of novation any of its rights or obligations under this Agreement,

to any other person (the New Lender).

27.3	Conditions to assignment or transfer—consents

(a)	The consent of the Company is required for any assignment or transfer unless:

(i)	the New Lender is another Lender or an Affiliate of a Lender;

(ii)	the assignment or transfer is by RBS NV to RBS plc pursuant to Subclause 27.14 (The Royal Bank of Scotland); or

(iii)	an Event of Default is outstanding.

The consent of the Company (if required) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(b)	The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

27.4	Other conditions to assignment or transfer

(a)	Unless the Company and the Facility Agent otherwise agree, an assignment or transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of EUR 5,000,000 or (if less) its remaining Commitment.

(b)	The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all customer due diligence requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(c)	If the consent of the Company is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Facility Agent is not obliged to enter into a Transfer Certificate if the Company expressly refuses its consent within five Business Days after the Company is given notice of the request for the relevant assignment or transfer.

(d)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of EUR 3,000.

(e)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

27.5	Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender.

27.6	Procedure for transfer using a Transfer Certificate.

(a)	In this Subclause:

Transfer Date means, in relation to a transfer, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent enters into that Transfer Certificate.

(b)	A transfer of rights or obligations using a Transfer Certificate will be effective if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent enters into it.

(c)	On the Transfer Date:

(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

(ii)	the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)	the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement as Lender.

(d)	The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

(e)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

27.7	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the financial condition of an Obligor; or

(ii)	the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)	any Finance Document or any other document;

(B)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, or

(C)	any observance by any Obligor of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

27.8	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then unless the assignment or transfer is made as a result of Clause 13 (Mitigation), the relevant Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

27.9	Additional Guarantors

(a)	If the Company:

(i)	requests that one of its wholly-owned Subsidiaries becomes an Additional Guarantor; or

(ii)	it is required to make one of its wholly-owned Subsidiaries an Additional Guarantor,

it must give not less than 10 Business Days prior notice to the Facility Agent (and the Facility Agent must promptly notify the Lenders).

(b)	If the accession of an Additional Guarantor requires any Finance Party to carry out customer due diligence requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

(c)	The prior consent of the Majority Lenders is required in relation to the accession of any Subsidiary of the Company as an Additional Guarantor, unless such accession is required in order to comply with Clause 19.14 (Maintenance of ranking).

(d)	The Obligors acknowledge that the right to accede Additional Guarantors on or after 1 January 2013 is subject to certain of the provisions of the Finance Documents being amended to take account of FATCA before any such accession can take effect. The Company and the Facility Agent (acting on the instructions of all the Lenders) shall enter into negotiations in good faith with a view to agreeing such amendments as are (in the reasonable opinion of all the Lenders) appropriate or desirable to take account of FATCA at that time.

(e)	If one of the wholly-owned Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents).

(f)	The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (d) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(g)	Delivery of an Accession Agreement, entered into by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are correct as at the date of delivery.

27.10	Resignation of a Guarantor

(a)	The Company may request that a Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

(i)	all the Lenders have consented to the Resignation Request;

(ii)	it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(iii)	no amount owed by that Guarantor under this Agreement is still outstanding.

(c)	The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

(d)	A Guarantor may also cease to be a Guarantor in any other manner approved by all the Lenders.

27.11	Changes to the Reference Banks

(a)	If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b)	The Facility Agent may, and must promptly on request by the Company, appoint additional Lenders (or their Affiliates) so there are at least three Reference Banks.

27.12	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create any Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.13	Register

The Facility Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each written confirmation from the New Lender referred to in Subclause 27.5 and any notice or confirmation of a replacement or substitution of a Lender otherwise made under this Agreement delivered to it in respect of the Loans and the Commitments, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the Register). The entries in the Register shall be conclusive (absent manifest error), and the Company, the Facility Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior notice. The Facility Agent shall register promptly in the Register any assignment made in accordance with this Agreement; provided that (i) the Facility Agent shall not have any liability to any person as a result of any failure to register any such assignment and (ii) the failure of the Facility Agent to record any such assignment in the Register shall not affect the validity or enforceability of any such assignment.

27.14	The Royal Bank of Scotland

(a)	Notwithstanding any other term of this Clause 27, the Parties hereby agree that on the RBS Effective Date:

(i)	each of the Obligors and RBS NV in its capacity as Lender shall be released from furher obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged RBS NV Rights and Obligations);

(ii)	each of the Obligors and RBS plc shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged RBS Rights and Obligations only insofar as that Obligor and RBS plc have assumed and/or acquired the same in place of that Obligor and RBS NV;

(iii)	the Facility Agent, the Arrangers, RBS plc and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had RBS plc been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to the extent the Facility Agent, the Arrangers and RBS NV shall each be released from further obligations to each other under the Finance Documents; and

(iv)	RBS plc shall become a Lender.

(b)	For the purposes of this Subclause 27.14, the RBS Effective Date means the date on which a substantial part of the business activities of RBS NV is transferred to RBS plc by way of a statutory transfer scheme as notified to the Facility Agent by RBS plc.

(c)	The Facility Agent shall, as soon as reasonably practicable after it has received notice from RBS plc of the occurrence of the RBS Effective Date, send a copy of that notice to the Company.

28.	FINANCE PARTY DEFAULT

28.1	General

In this Clause:

The definitions of Lender and Commitment will include an Increase Lender (as defined in Subclause 28.4 (Increase)) and an increased Commitment under this Clause respectively.

Defaulting Lender means any Lender:

(a)	which has failed to make its share in a Loan available or has given notice to the Facility Agent or the Company (which has notified the Facility Agent) that it will not make available its share in any Loan by the relevant Utilisation Date in accordance with this Agreement;

(b)	which has rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment.

Impaired Agent means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	it rescinds or repudiates a Finance Document,

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender;

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within 5 Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the relevant payment.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than as a result of a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition presented against it, that proceeding or petition is instituted or presented by a person or an entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days of it;

(i)	causes or its subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) (inclusive) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the acts referred to above.

28.2	No commitment fee

No commitment fee is payable to the Facility Agent (for the account of a Lender) on any undrawn, uncancelled amount of any Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

28.3	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent no less than 5 Business Days notice of cancellation of each undrawn Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each undrawn Commitment of the Defaulting Lender will immediately be reduced to zero.

(c)	The Facility Agent must as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

(d)	Notwithstanding any other provision in this Agreement, any Commitments cancelled under this Subclause may be reinstated in accordance with Subclause 28.4 (Increase).

28.4	Increase

(a)	The Company may give notice to the Facility Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i)	the undrawn Commitments of a Defaulting Lender under Subclause 28.3 (Right of cancellation in relation to a Defaulting Lender), or

(ii)	the Commitment of a Lender in accordance with:

(A)	Clause 7.1 (Mandatory prepayment – illegality), or

(B)	paragraph (a) of Clause 7.6 (Right of replacement, repayment and cancellation of a single Lender),

request that the Commitments be increased in aggregate up to the amount of the undrawn Commitments which have been cancelled.

(b)	Following a request under paragraph (a) above:

(i)	the increased Commitment will be assumed by one or more person (each an Increase Lender) selected by the Company (which must not be a member of the Group) and each of which confirms that it has assumed all the obligations of a Lender corresponding to that increased Commitment as if it had been an Original Lender;

(ii)	each of the Obligors and any Increase Lender will assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)	each Increase Lender will become a Party as a Lender and any Increase Lender and each of the other Finance Parties will assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)	the Commitments of the other Lenders will continue in full force and effect; and

(v)	the increase will become effective on the date referred to in the notice delivered under paragraph (a) above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Facility Agent of confirmation (the Increase Confirmation) from the Increase Lender substantially in the form set out in Schedule 8 (Form of Increase Confirmation) that the Increase Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Facility Agent being satisfied that it has complied with all necessary customer due diligence requirements in relation to that increase. The Facility Agent must promptly notify the Company, and the Increase Lender upon being so satisfied.

(d)	Each Increase Lender, by entering into the Increase Confirmation, confirms that the Facility Agent has authority to enter into on its behalf any amendment or waiver that has been approved by or on behalf of the relevant Lenders in accordance with this Agreement on or before the date on which the increase becomes effective.

(e)	The Company must promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either it and including any receiver or delegate of the Facility Agent in connection with any increase in Commitments under this Clause.

(f)	The Increase Lender must, on the date on which the increase takes effect, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under Subclause 27.4 (Other conditions to assignment or transfer) if the increase was a transfer under Clause 27 (Changes to the Parties) and if the Increase Lender was a New Lender.

(g)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter which for these purposes is designated a Finance Document.

(h)	Subclause 27.7 (Limitation of responsibility of Existing Lender) applies in relation to an Increase Lender as if references in that Subclause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(i)	The Facility Agent must, as soon as reasonably practicable, after it has executed an Increase Confirmation send a copy to the Company.

28.5 Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving no less than 5 Business Days’ notice to the Facility Agent and that Lender:

(i)	replace that Lender by requiring that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations under this Agreement;

(ii)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of the undrawn Commitment of that Lender; or

(iii)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations in respect of the Facility,

to another person (a Replacement Lender) selected by the Company, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 27 (Changes to the Parties) for a purchase price in cash payable at the time of transfer which is either:

(A)	in an amount equal to the outstanding principal amount of that Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation to that Commitment under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender under this Clause is subject to the following conditions:

(i)	the Company has no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor the Defaulting Lender will have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above; and

(iv)	in no event will the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender under the Finance Documents; and

(v)	the Defaulting Lender will only be obliged to transfer its rights and obligations under paragraph (a) above once it is satisfied that it has complied with all necessary customer due diligence requirements in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender must perform the requirements described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and must notify the Facility Agent and the Company when it is satisfied that it has complied with those requirements.

28.6 Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any undrawn Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment under the Facility will be reduced by the amount of its undrawn Commitments under the Facility and, to the extent that the reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender will be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

28.7	Impaired Agent

(a)	If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either pay that amount direct to the required recipient(s) or if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as an account for the benefit of the Party beneficially entitled to that payment under the Finance Documents (the Recipient Party). In each case the payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the account will be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause will be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the account.

(d)	Promptly on the appointment of a successor Facility Agent under this Agreement, each Paying Party must (other than to the extent that the relevant Party has given an instruction under paragraph (e) below) give all requisite instructions to the bank with whom the account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with the Finance Documents.

(e)	A Paying Party must, promptly on request by a Recipient Party and to the extent:

(i)	that it has not given an instruction under paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give instructions to the bank with which the account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

28.8	Replacement of Impaired Agent

(a)	If the Facility Agent is an Impaired Agent, after consultation with the Company, the Majority Lenders may, by giving 30 days notice (or any shorter notice the Majority Lenders may agree) replace the Facility Agent.

(b)	The replacement of the Facility Agent and appointment of a successor Facility Agent under this Subclause will take effect on the date specified in that notice.

(c)	Other than as set out in this Subclause, the provisions of Subclause 21.13 (Resignation of the Facility Agent) apply to any replacement of the Facility Agent under this Subclause.

28.9	Other agency matters

(a)	The Facility Agent may disclose the identity of a Defaulting Lender to the other Lenders and the Company and must as soon as reasonably practicable disclose the identity on request by the Company or the Majority Lenders.

(b)	The Facility Agent must provide to the Company within 10 Business Days of a request by the Company (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

28.10	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Document which require communications to be made or notices to be given to or by the Facility Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement Facility Agent has been appointed.

29.	DISCLOSURE OF INFORMATION

29.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Subclause 29.2 (Disclosure of Confidential Information) and Subclause29.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

29.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors (whether managing or otherwise), employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall reasonably consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and agrees to respect that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.12 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall reasonably consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the reasonable opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors; and

(e)	the size and term of the Facility and the name of the Company to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of such Finance Party’s rights or obligations under the Finance Documents.

29.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent, the Coordinators and the Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Final Maturity Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

29.4	Entire agreement

This Clause 29 (Disclosure of Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

29.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

29.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 29.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29 (Disclosure of Information).

30.	Continuing obligations

The obligations in this Clause 29 (Disclosure of Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twenty-four months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

31.	SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	PRO RATA SHARING

32.1	Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(a)	the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)	the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement without taking account of any Tax which would be imposed on the Facility Agent in relation to a recovery or distribution; and

(c)	the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

32.2	Effect of redistribution

(a)	The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)	If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

32.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

33.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

34.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.	NOTICES

35.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

35.2	Contact details

(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

Address:        Vleutensevaart 100, 3531 AD, Utrecht, The Netherlands

Fax number:    +31 (0) 30 292 7324

E-mail:              leo.burgers@saralee.com / jan.schets@saralee.com

Attention:       Treasury Department

(c)	The contact details of the Facility Agent for this purpose are:

Address:        Deutsche Bank Luxembourg S.A., 2, boulevard Konrad Adenauer, 1115 Luxembourg, Luxembourg

Fax number:    +352 42122 95771

E-mail:              johannes.philippi@db.com and karlina belhoste@db.com

Attention:       Johannes Philippi / Karlina Belhoste

(d)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

35.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.

35.4	Obligors

(a)	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)	to give and receive all communications under the Finance Documents;

(ii)	to supply all information concerning itself to any Finance Party; and

(iii)	to sign all documents under or in connection with the Finance Documents.

(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to other Obligors.

(e)	Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.

35.5	Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)	the Facility Agent and the Lender agree;

(ii)	the Company and the Facility Agent designate an electronic website for this purpose;

(iii)	the Company notifies the Facility Agent of the address of and password for the website; and

(iv)	the information posted is in a format agreed between the Company and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)	any Lender not agreeing to receive information via the website; and

(ii)	within 10 Business Days of request any other Lender, if that Lender so requests.

(c)	The Company must, promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)	the website cannot be accessed;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password for the website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in subparagraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

36.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)	(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

37.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.	ENFORCEMENT

38.1 Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Finance Document.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(d)	References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

38.2	Service of process

(a)	Each Obligor not incorporated in England and Wales irrevocably appoints Sara Lee UK Holdings Limited (to be renamed D.E UK Holdings Limited) as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of the Obligors) must immediately (and in any event within two Business Days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

38.3	Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

38.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

38.5	USA PATRIOT ACT

Each Finance Party that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Lender	Commitments

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	EUR 96,000,000

Deutsche Bank Luxembourg S.A.	EUR 96,000,000

ING Bank N.V.	EUR 96,000,000

JPMorgan Chase Bank, N.A.	EUR 96,000,000

Lloyds TSB Bank Plc	EUR 96,000,000

The Royal Bank of Scotland N.V.	EUR 96,000,000

Bank of Tokyo-Mitsubishi UFJ (Holland) N.V.	EUR 50,000,000

Goldman Sachs Bank USA	EUR 50,000,000

National Australia Bank Limited	EUR 50,000,000

Danske Bank A/S	EUR 24,000,000

Total Commitments	EUR 750,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

Corporate documentation

1.	A copy of the constitutional documents of each Obligor.

2.	A copy of a resolution of the board of directors and a resolution of the shareholders (if applicable) of each Obligor approving the terms of, and the transactions contemplated by, this Agreement and each other Finance Document to which it is a party, and in case of the Company, if there is a conflict of interest (tegenstrijdig belang) designating each member of the managing board of the Company and any attorney-in-fact to whom a power of attorney has, or will be granted, in connection with the transactions contemplated by this Agreement and each other Finance Documents, as a special representative.

3.	A specimen of the signature of each person authorised on behalf of an Obligor to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.	If applicable, an unconditional positive works council advice (advies) in respect of the transactions contemplated by this Agreement and each other Finance Document.

5.	For the Original Guarantor, a good standing certificate issued as of a recent date by the Secretary of State of the State of Delaware.

6.	A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

7.	Evidence that the agent of the Obligors under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

8.	A legal opinion of Allen & Overy LLP, legal advisers in The Netherlands to the Arrangers and the Facility Agent, addressed to the Finance Parties.

9.	A legal opinion of Allen & Overy LLP, legal advisers in England and Wales to the Arrangers and the Facility Agent, addressed to the Finance Parties.

10.	A legal opinion of Skadden Arps Slate Meagher & Flom LLP, legal advisers in the State of Delaware to the Obligors, addressed to the Finance Parties.

Other documents and evidence

11.	Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

12.	Evidence that the Sara Lee Corporate Facility has been prepaid and cancelled in full.

13.	Evidence that the Bridge Facilities have been repaid or prepaid and cancelled in full.

14.	Evidence that the Separation Date has occurred.

15.	Evidence that an amount of debt securities issued by the Original Guarantor equal to the amount of Sara Lee Debt Securities has been transferred to the holders of the Sara Lee Debt Securities in satisfaction of such Sara Lee Debt Securities.

16.	A copy of the Original Financial Statements.

17.	A corporate structure chart of the Group reflecting the main operational companies that form part of the Group assuming the Separation Date has occurred.

18.	Any documentation or other evidence which is requested by any Finance Party to enable it to carry out and be satisfied with the results of all applicable customer due diligence requirements.

19.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

PART 2

FOR AN ADDITIONAL GUARANTOR

Corporate documentation

1.	An Accession Agreement, duly entered into by the Company and the Additional Guarantor.

2.	A copy of the constitutional documents of the Additional Guarantor.

3.	A copy of a resolution of the board of directors and a resolution of the shareholders (if applicable) of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement and each other Finance Document to which it is a party, and in case of an Additional Guarantor which is a Dutch Obligor, if there is a conflict of interest (tegenstrijdig belang) designating each member of the board of directors of that Additional Guarantor and any attorney-in-fact to whom a power of attorney has, or will be granted, in connection with the transactions contemplated by the Accession Agreement and each other Finance Documents, as a special representative.

4.	A specimen of the signature of each person authorised on behalf of the Additional Guarantor to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.	If applicable, an unconditional positive works council advice (advies) in respect of the transactions contemplated by the Accession Agreement and each other Finance Document.

6.	If the Additional Guarantor is organized or incorporated in the United States, a certificate of good standing issued as of a recent date by the relevant government authority, and a representation made by the Company or the Additional Guarantor verifying the tax status of the Additional Guarantor.

7.	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

8.	If available, a copy of the latest audited accounts of the Additional Guarantor.

9.	Evidence that the agent of the Additional Guarantor under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

10.	A legal opinion from legal advisers in the jurisdiction of incorporation of the Additional Guarantor to the Facility Agent, addressed to the Finance Parties.

11.	A legal opinion of Allen & Overy LLP, legal advisers in England and Wales to the Facility Agent, addressed to the Finance Parties.

12.	If the Additional Guarantor is organized or incorporated in the United States, a legal opinion from legal advisers in the state of formation or organization of such Additional Guarantor, addressed to the Finance Parties.

Other documents and evidence

13.	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

14.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To:         DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From:     [—]

Date:      [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) —

EUR 750,000,000 Credit Agreement dated [—], 2012 (the Agreement)

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.	We wish to borrow a Loan on the following terms:

	(a) Utilisation Date:	[—];

	(b) Amount/currency:	[—];

	(c) Term:	[—].

3.	Our payment instructions are:	[—].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	This Request is irrevocable.

By:

[                    ]

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE IF THE SHARE OF A LENDER IN ANY UTILISATION REQUESTED BY THE COMPANY IS LESS THAN €100,000 OR THE EQUIVALENT IN ANOTHER CURRENCY.

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.	General

(a)	The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)	the requirements of the European Central Bank.

(b)	The Mandatory Cost is expressed as a percentage rate per annum.

(c)	The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of a Term (or as soon as possible after then).

(d)	The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)	Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.	For a Lender lending from a Facility Office in the UK

(a)	The relevant rate for a Lender lending from a Facility Office in the UK is calculated in accordance with the following formula:

E x 0.01	per cent. per annum
300

where on the day of application of the formula, E is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)	For the purposes of this paragraph 2:

(i)	fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(ii)	fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iii)	tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)	Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(d)	If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)	Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)	the jurisdiction of its Facility Office; and

(ii)	any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

(f)	The rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the UK.

(g)	The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender. The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.	For a Lender lending from a Facility Office in a Participating Member State

(a)	The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent. This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender’s share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)	If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.	Changes

(a)	The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)	any change in law or regulation; or

(ii)	any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)	If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Lender lending from a Facility Office in the UK can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:      DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From: [EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:   [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) –

EUR 750,000,000 Credit Agreement dated [—], 2012 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [—].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [—].

DEUTSCHE BANK LUXEMBOURG S.A.

By:

Note: The New Lender must decide which form of Transfer Certificate to use. It is likely to be better to use the Transfer Certificate in Part 1 of this Schedule because that may make it easier for the New Lender to obtain the benefit of security granted by an Obligor incorporated in or subject to the laws of a civil law jurisdiction. The New Lender is alone responsible for checking whether any further formalities should be complied with. An assignment may give rise to a stamp duty or transfer tax issues. There will be no liability to stamp duty or SDRT in the UK if the loan capital exemption is available.

PLEASE SEEK DUTCH LEGAL ADVICE IF ANY AMOUNT LENT TO THE COMPANY IS TO BE TRANSFERRED AND IS LESS THAN €100,000 OR THE EQUIVALENT IN ANOTHER CURRENCY OR IF NOVATING THE WHOLE AMOUNT OF THE OUTSTANDING LOANS

SCHEDULE 6

EXISTING SECURITY AND FINANCIAL INDEBTEDNESS

EXISTING SECURITY

FORM OF SECURITY INTEREST	COMPANY	SECURITY PROVIDED	BENEFICIARY	AMOUNT IN MILLIONS	SECURED PROPERTY
Mortgage	Koninklijke Douwe Egberts B.V. and Sara Lee / DE B.V.	Mortgage	Stichting Vervroegd Uittreden Douwe Egberts	EUR 22.76	Propertiesat the Vleutense Vaart, Keulsekade, Atoomweg Utrecht, the Netherlands

EXISTING FINANCIAL INDEBTEDNESS

(AS AT 31 MARCH 2012)

FORM OF INDEBTEDNESS	OBLIGOR(S)	OBLIGEE(S)	OUTSTANDING IN MILLIONS
Short term debt	Sara Lee Cafés do Brasil Ltd	Bradesco, Itau, Banco de Nord-EsteBrasil, Itau, Banco Brasil	EUR 71.83
Promissory note Damasco	Sara Lee Cafés do Brasil Ltd	Café Damasco S.A.	EUR 10.83
Loan	Sara Lee (China) Trading Co. Ltd	Citibank	EUR 4.78
Various capital leases	SL/DE B.V.	Various counterparties	EUR 0.26

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:      DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From: [D.E MASTER BLENDERS 1753 B.V.] [D.E MASTER BLENDERS 1753 N.V.]

Date:  [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) –

EUR 750,000,000 Credit Agreement

dated [—], 2012 (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date], Total Net Debt is [—] and Adjusted EBITDA was [—], therefore, Total Net Debt is [—] x Adjusted EBITDA.

3.	We set out below calculations establishing the figures in paragraph 2 above:

[—].

4.	[We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[—].]

5.	[We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[—].]

[D.E MASTER BLENDERS 1753 B.V.] [D.E MASTER BLENDERS 1753 N.V.]

By:

[insert applicable certification language]1

for

[auditors of the Company]2

[1]	To be agreed with the Company’s auditors prior to signing the Agreement.
[2]	If tested annually, only include in certificate with annual accounts.

SCHEDULE 8

FORM OF INCREASE CONFIRMATION

To:      DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From: [D.E MASTER BLENDERS 1753 B.V.]       [D.E MASTER BLENDERS 1753 N.V.]

Date:  [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) –

EUR 750,000,000 Credit Agreement

dated [—], 2012 (the Agreement)

1.	We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Increase Confirmation.

2.	We refer to Subclause 28.4 (Increase) of the Agreement.

3.	In accordance with the terms of the Agreement, the Increase Lender assumes obligations equivalent to those obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The administrative details of the Increase Lender for the purposes of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Subclause 28.4 (Increase).

8.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Relevant Commitment / Rights and obligations to be assumed by the Increase Lender

[Insert relevant details

Administrative details of Increase Lender

[Insert details of Facility Office, address for notices and payment details etc]

[INCREASE LENDER]

By:

This Increase Confirmation is confirmed by the Facility Agent and the Increase Date is [            ].

DEUTSCHE BANK LUXEMBOURG S.A.

By:

As Facility Agent, for and on behalf

of each of the parties to the Agreement

(other than the Increase Lender)

Note. The Increase Lender must decide whether this form of Increase Confirmation is sufficient to use. Where there is security granted by an Obligor incorporated in or subject to the laws of a civil law jurisdiction then advice should be sort in the relevant jurisdictions. The Increase Lender is alone responsible for checking whether any further formalities should be complied with. An assignment may give rise to stamp duty or transfer tax issues.

SCHEDULE 9

FORM OF ACCESSION AGREEMENT

To:      DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From: D.E MASTER BLENDERS 1753 N.V. and [PROPOSED GUARANTOR]

Date:  [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) –

EUR 750,000,000 Credit Agreement

dated [—], 2012 (the Agreement)

We refer to the Agreement. This is an Accession Agreement. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

[This Accession Agreement is intended to take effect as a deed.]1

This Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[D.E MASTER BLENDERS 1753 B.V.] [D.E MASTER BLENDERS 1753 N.V.]

By:

[PROPOSED GUARANTOR]

By:

OR

EXECUTED as a deed by                          )

[PROPOSED GUARANTOR]1                 )

Acting by [NAME OF DIRECTOR]         )

in the presence of:                                      )             Director

Witness’s signature

Name:

Address:

[3]	If there is a concern whether there is any consideration for giving a guarantee, this Accession Agreement should be executed as a deed by the new Guarantor.

SCHEDULE 10

FORM OF RESIGNATION REQUEST

To:      DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent

From: D.E MASTER BLENDERS 1753 N.V. and [PROPOSED GUARANTOR]

Date:  [—]

D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.) –

EUR 750,000,000 Credit Agreement

dated [—], 2012 (the Agreement)

1.	We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Resignation Request.

2.	We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.	This Resignation Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

[D.E MASTER BLENDERS 1753 B.V.] [D.E MASTER BLENDERS 1753 N.V.]	[Relevant Guarantor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [            ].

[DEUTSCHE BANK LUXEMBOURG S.A.]

By:

SCHEDULE 11

FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Seller]

Date: [            ]

To:	[INSERT NAME OF POTENTIAL PURCHASER]

Re:	D.E MASTER BLENDERS 1753 B.V. (to be renamed D.E MASTER BLENDERS 1753 N.V.)

– EUR 750,000,000 Credit Agreement dated [•], 2012 (the Agreement)

Facility Agent: DEUTSCHE BANK LUXEMBOURG S.A.

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the Acquisition). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose:

(a)	to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	subject to the requirements of the Agreement, to any person:

(i)	to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (i) of paragraph (b) has delivered a letter to you in equivalent form to this letter;

(ii)	with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (ii) of paragraph (b) has delivered a letter to you in equivalent form to this letter;

(iii)	to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

(c)	notwithstanding paragraphs (a) and (b) above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (iii) of paragraph (b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (iii) of paragraph (b) above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling twelve months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling twelve months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

(a)	neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)	we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

(a)	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

(b)	No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

(c)	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

10.	THIRD PARTY RIGHTS

(a)	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.	GOVERNING LAW AND JURISDICTION

(a)	This letter (including the agreement constituted by your acknowledgement of its terms) (the Letter) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

(b)	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents, the Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or the Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Group means the Company and its Subsidiaries for the time being.

Permitted Purpose means considering and evaluating whether to enter into the Acquisition.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller]

To: [Seller]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Purchaser]

SIGNATORIES

Company

D.E MASTER BLENDERS 1753 B.V.

By:	/s/ L. Burgers

/s/ J.J. Schets

Original Guarantor

DE US, INC.

By:	/s/ Mitch Marcus

/s/ Mark Silver

BMLAs

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ S.E. Honingh

/s/ S. Gedik

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Goetz Laue

/s/ Alastair Macdonald

ING BANK N.V.

By:	/s/ Sylvia Bandsam-Baaten

/s/ Jacco Groen

J.P. MORGAN LIMITED

By:	/s/ Frances Smith

LLOYDS TSB BANK PLC

By:	/s/ Sami Al-Bakri

THE ROYAL BANK OF SCOTLAND N.V.

By:	/s/ Ingrid Cijsouw

MLAs

BANK OF TOKYO-MITSUBISHI UFJ (HOLLAND) N.V.

By:	/s/ Y. Sugiyama

/s/ B. IJssel de Schepper

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton

NATIONAL AUSTRALIA BANK LIMITED, ABN 12 004 044 937

By:	/s/ Lyons O’Keeffee

LA

DANSKE BANK A/S

By:	/s/ Kim Hansen

/s/ Ole Hatting

Coordinators

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ S.E. Honingh

/s/ S. Gedik

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Goetz Laue

/s/ Alastair Macdonald

Original Lenders

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ S.E. Honingh

/s/ S. Gedik

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Karlina Belhoste

/s/ Johannes Philippi

ING BANK N.V.

By:	/s/ Sylvia Brandsma-Baaten

/s/ Jacco Groen

JPMORGAN CHASE BANK, N.A.

By:	/s/ Frances Smith

LLOYDS TSB BANK PLC

By:	/s/ Guy Reeves

THE ROYAL BANK OF SCOTLAND N.V.

By:	/s/ Ingrid Cijsouw

BANK OF TOKYO-MITSUBISHI UFJ (HOLLAND) N.V.

By:	/s/ Y. Sugiyama

/s/ B. IJssel de Schepper

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton

NATIONAL AUSTRALIA BANK LIMITED, ABN 12 004 044 937

By:	/s/ Lyons O’Keefe

DANSKE BANK A/S

By:	/s/ Kim Hansen

/s/ Ole Hatting

Facility Agent

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Karlina Belhost

/s/ Johannes Philippi

RBS plc

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Ingred Cijsouw